Exhibit 99.1

FOR IMMEDIATE RELEASE:

Conn’s, Inc. Announces Appointment of Director

THE WOODLANDS, TEXAS, Aug. 1, 2014 – Conn’s, Inc. (NASDAQ:CONN), a specialty retailer of furniture, mattresses, home appliances, consumer electronics and provider of consumer credit, today announced that William E. Saunders, Jr. has been appointed to its Board of Directors, effective as of August 1, 2014. Mr. Saunders will also become a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Mr. Saunders has served as Chief Executive Officer of Community Choice Financial since June 2008, after joining the company as its Chief Financial Officer in March 2006. In May 2014, he was appointed as Chairman of the Board. Community Choice Financial is a leading retailer of alternative consumer financial services and products, including offering short- and medium-term consumer loans, prepaid debit cards and check cashing services. It operates through a network of more than 500 retail locations as well as an online platform.

Mr. Saunders formerly held various positions in the investment banking industry with Stephens, Inc., Houlihan Lokey Howard & Zukin and SunTrust Equitable Securities after beginning his career with Arthur Andersen, LLP. Mr. Saunders is an active member and serves on the boards of several national trade associations. He is a graduate of Washington and Lee University and is a certified public accountant.

Theodore M. Wright, Conn’s Chairman, President and Chief Executive Officer, commented, "We are very pleased that Ted Saunders has joined our Board of Directors. He will add valuable insight given his extensive investment banking, consumer finance and operations background.”

About Conn’s, Inc.

Conn’s is a specialty retailer currently operating retail locations in Arizona, Colorado, Louisiana, Mississippi, Nevada, New Mexico, Oklahoma, South Carolina, Tennessee and Texas. The company’s primary product categories include:

•	Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;

•	Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;

•	Consumer electronic, including LCD, LED, 3-D, Ultra HD and plasma televisions, Blu-ray players, home theater and video game products, digital cameras and portable audio equipment; and

•	Home office, including computers, tablets, printers and accessories.

Additionally, Conn’s offers a variety of products on a seasonal basis. Unlike many of its competitors, the company provides flexible in-house credit options for its customers in addition to third-party financing programs and third-party rent-to-own payment plans.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to continue existing or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores and the updating of existing stores; technological and market developments and sales trends for our major product offerings; our ability to protect against cyberattacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and our employees, our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; and the other risks detailed in our SEC reports, including but not limited to, our Annual Report on Form 10-K for our fiscal year ended January 31, 2014. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we are not obligated to publicly release any revisions or update to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONN-G

Conn’s, Inc.
Director, Investor Relations
Kim P. Canning (936) 230-5899
or
S.M. Berger & Company
Andrew Berger (216) 464-6400